Exhibit 99.1

IAC Announces Close of $500 Million Care.com Acquisition

Deal marks IAC’s official entry into the $300 billion family care market

NEW YORK—February 11, 2020― IAC (NASDAQ: IAC) today announced the completion of its acquisition of Care.com, Inc. (“Care.com”), the world’s largest online marketplace for finding and managing family care, for $15.00 per share of common stock and the Preferred Share Offer Price (as defined below) per share of preferred stock in an all-cash transaction representing approximately $500 million of enterprise value. Now a wholly-owned subsidiary of IAC, Care.com, led by CEO Tim Allen, will be part of IAC’s Emerging and Other reporting segment.

“Care.com has the potential to transform how families connect with all aspects of care while also empowering caregivers with new ways to grow income,” said Tim Allen, CEO of Care.com. “Our immediate priority is to drive accelerating growth for Care.com as a safe, accessible and reliable platform for families and high-quality caregivers. We’re excited to begin this next chapter.”

With more than 1.5 million successful matches made since its inception and 374,000 paying families as of Q3 2019, Care.com is the leader in a large and growing addressable market for family care ($300 billion in the US). Care.com benefits from demographic tailwinds in the United States—including an aging population in need of elder care and digitally-native families with two working parents—and the opportunity to better match supply and demand in a highly-fragmented market (there are more than 4 million caregivers and 40 million households in need of child and senior care). The acquisition gives IAC a foothold in a large and growing market and will enable IAC to use its proven playbook to accelerate growth and satisfy growing consumer demand for family care and related categories, including pet and home care.

“Like dating and home services, family care is a category fueled by a fundamental need and is still in the early stages of its shift online,” said Joey Levin, CEO of IAC. “With Care.com, we are starting the process of building again.”

Transaction Details

IAC completed the transaction through a tender offer (the “Tender Offer”) by its wholly-owned subsidiary Buzz Merger Sub Inc. (“Merger Sub”) for (i) all of the outstanding shares of common stock (the “Common Shares”) of Care.com at a price of $15.00 per Common Share and (ii) all outstanding shares of Series A Convertible Preferred Stock (the “Preferred Shares,” and together with the Common Shares, the “Shares”) of Care.com at a purchase price equal to (x) 150% of the liquidation preference per Preferred Share plus (y) accrued and unpaid dividends ((x) and (y), together, the “Preferred Share Offer Price”), in each case, net to the holder in cash, without interest and less any applicable withholding taxes, and the subsequent merger of Merger Sub with and into Care.com. IAC commenced the Tender Offer on January 13, 2020, and the Tender Offer expired at one minute after 11:59 p.m., Eastern Time, on February 10, 2020. As of the expiration of the Tender Offer, approximately 26,256,871 Common Shares and 46,350 Preferred Shares, collectively representing approximately 81.3% of the voting power represented by Care.com’s outstanding Shares (on an as-converted basis), were validly tendered and not properly withdrawn in the Tender Offer, and such shares were accepted for payment under the terms of the Tender Offer.

Following completion of the Tender Offer, IAC completed the merger of Merger Sub with and into Care.com pursuant to Section 251(h) of the General Corporation Law of the State of Delaware. As a result of the merger, all remaining Care.com Shares issued and outstanding immediately prior to the effective time of the merger (other than any (i) Shares held in the treasury of Care.com, (ii) Shares that at the commencement of the Tender Offer were owned by IAC or Merger Sub, or any direct or indirect wholly-owned subsidiaries of IAC or Merger Sub, (iii) Shares irrevocably accepted for payment in the Tender Offer and (iv) Shares held by Care.com’s stockholders who properly demanded and perfected appraisal rights under Delaware law, which will be cancelled and for which no payment will be delivered) were converted into the right to receive an amount in cash equal to the applicable purchase price offered in the Tender Offer, as described above. As a result of the merger, Care.com became a wholly-owned subsidiary of IAC, and Care.com Common Shares ceased trading on The New York Stock Exchange.

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About Care.com

Available in more than 20 countries, Care.com is the world’s leading platform for finding and managing family care. Care.com is designed to meet the evolving needs of today’s families and caregivers, with a variety of offerings from household tax and payroll services and customized corporate benefits packages covering the care needs of working families, to innovating new ways for caregivers to be paid and obtain professional benefits. We believe accessible, affordable family care is a fundamental human need that will continue to drive economic growth and empowerment for families and caregivers. Since 2007, families have relied on Care.com’s industry-leading products—from child and elder care to pet care and home care—for over 1.5 million successful caregiver matches. Headquartered in Waltham, Massachusetts, Care.com is an IAC (NASDAQ: IAC) company with offices in Berlin, Austin, the San Francisco Bay Area and New York City. Learn more at www.care.com.

About IAC

IAC builds companies. We are guided by curiosity, a questioning of the status quo, and a desire to invent or acquire new products and brands. From the single seed that started as IAC over two decades ago have emerged 10 public companies and generations of exceptional leaders. We will always evolve, but our basic principles of financially-disciplined opportunism will never change. IAC today operates Vimeo, Dotdash and Care.com, among many others, and also has majority ownership of both Match Group, which includes Tinder, Match, PlentyOfFish, OkCupid and Hinge, and ANGI Homeservices, which includes HomeAdvisor, Angie's List and Handy. The Company is headquartered in New York City and has business operations and satellite offices worldwide.

Cautionary Statement Regarding Forward-Looking Information

This press release may contain “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The use of words such as “anticipates,” “hopes,” “may,” “should,” “intends,” “projects,” “estimates,” “expects,” “plans” and “believes,” among others, generally identify forward-looking statements. These forward-looking statements include, among others, statements relating to IAC’s future financial performance, business prospects and strategy and other similar matters. Actual results could differ materially from those contained in these forward-looking statements for a variety of reasons, including, among others, the risks and uncertainties inherent in the merger, including, among other things, difficulties or unanticipated expenses in connection with integrating Care.com’s operations, products and employees into IAC’s and the possibility that anticipated synergies and other benefits of the transaction will not be realized in the amounts anticipated, within the expected timeframe or at all, the effect of the merger on IAC’s business relationships (including, without limitations, partners and customers), the expected tax treatment of the transaction, the impact of the transaction on the business of IAC and other circumstances beyond IAC’s control. You should not place undue reliance on these forward-looking statements, which reflect IAC’s judgment as of the date hereof. Certain of these and other risks and uncertainties are discussed in IAC’s filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2018. IAC undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise, except as required by law.

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